10.2

PROTECTIVE RIGHTS AGREEMENT

THIS PROTECTIVE RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 22, 2016 by and between Aviragen Therapeutics, Inc. (formerly known as Biota Pharmaceuticals, Inc.), a Delaware corporation (“Aviragen”), Biota Holdings Pty Ltd (formerly known as Biota Holdings Limited), a corporation organized and existing under the laws of Victoria, Australia (“BHPL”), Biota Scientific Management Pty. Ltd., a corporation organized and existing under the laws of Victoria, Australia (“BSM” and, together with Aviragen and BHPL, “Grantors”), and HealthCare Royalty Partners III, L.P., a Delaware limited partnership (“HC Royalty”).

RECITALS:

A.     Grantors and HC Royalty are parties to that certain Royalty Interest Acquisition Agreement of even date herewith.

B.     The Royalty Interest Acquisition Agreement provides that Grantors have agreed to assign to HC Royalty, and HC Royalty has agreed to acquire from Grantors, the Assigned Rights (as defined in the Royalty Interest Acquisition Agreement).

C.     Grantors have agreed pursuant to the terms of the Royalty Interest Acquisition Agreement to enter into this Agreement, under which Grantors grant to HC Royalty a security interest in and to the Collateral as security for the due performance and payment of all of Grantors’ obligations to HC Royalty under the Royalty Interest Acquisition Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors and HC Royalty, with intent to be legally bound hereby, covenant and agree as follows:

Section 1.     Definitions.

For purposes of this Agreement, capitalized terms used herein shall have the meanings set forth below. Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the UCC or the Royalty Interest Acquisition Agreement, as applicable.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Aviragen” has the meaning set forth in the preamble to this Agreement.

“BHPL” has the meaning set forth in the preamble to this Agreement.

“BSM” has the meaning set forth in the preamble to this Agreement.

“Collateral” has the meaning set forth in Section 2 of this Agreement.

“HC Royalty” has the meaning set forth in the preamble to this Agreement.

“Party” means any of the Grantors or HC Royalty as the context indicates and “Parties” shall mean all of the Grantors and HC Royalty.

“Royalty Interest Acquisition Agreement” means the Royalty Interest Acquisition Agreement entered into as of the date hereof by and between Aviragen, BHPL, BSM and HC Royalty, as the same may be amended, modified or supplemented in accordance with the terms thereof.

“Secured Obligations” means all obligations and liabilities of every nature of Grantors now or hereafter existing under or arising out of or in connection with the Royalty Interest Acquisition Agreement and each other Transaction Document to which it is a party, whether for damages, principal, interest, reimbursement of fees, expenses, indemnities or otherwise (including without limitation interest, fees and other amounts that, but for the filing of a petition in bankruptcy with respect to a Grantor, would accrue on such obligations, whether or not a claim is allowed against such Grantor for such interest, fees and other amounts in the related bankruptcy proceeding), whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from HC Royalty as a preference, fraudulent transfer or otherwise.

“Transfer” means any sale, conveyance, assignment, disposition, pledge, hypothecation or transfer.

“UCC” means the Uniform Commercial Code, as in effect on the date of this Agreement in the State of New York.

Section 2.     Grant of Security.

Grantors hereby grant HC Royalty a security interest in all of its right, title, and interest in, to and under the following property, whether now or hereinafter existing or acquired, whether tangible or intangible and wherever the same may be located (collectively, the “Collateral”):

(a)     the Assigned Rights, including, without limitation, the Royalty Interest, whether it constitutes an account or a payment intangible under the UCC, and whether or not evidenced by an instrument or a general intangible, and the absolute right to payment and receipt of the Royalty Interest under or pursuant to the License Agreements;

(b)     the Seller Deposit Account;

(c)     all books, records and databases of Grantors relating to any of the foregoing Collateral; and

(d)     all Proceeds of or from any and all of the foregoing Collateral, including all payments under any indemnity, warranty or guaranty, and all money now or at any time in the possession or under the control of, or in transit to, HC Royalty, relating to any of the foregoing Collateral.

Each item of Collateral listed in this Section 2 that is defined in Article 9 of the UCC shall have the meaning set forth in the UCC, it being the intention of Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets described herein.

The Assigned Rights have been sold, assigned, transferred and conveyed to HC Royalty pursuant to the Royalty Interest Acquisition Agreement and it is the intention of the Parties that such transaction be treated as a true and absolute sale. The security interest granted in this Section 2 is granted as a precaution against the possibility, contrary to the Parties’ intentions, that the transaction be characterized as other than a true and absolute sale.

Section 3.     Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the due and punctual payment or performance in full (including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Subsection 362(a) of the United States Bankruptcy Code) of all Secured Obligations.

Section 4.     Grantors to Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) Grantors shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by HC Royalty of any of its rights hereunder shall not release Grantors from any of their duties or obligations under the contracts and agreements included in the Collateral, and (c) HC Royalty shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall HC Royalty be obligated (i) to perform any of the obligations or duties of Grantors thereunder, (ii) to take any action to collect or enforce any claim for payment assigned hereunder, or (iii) to make any inquiry as to the nature or sufficiency of any payment Grantors may be entitled to receive thereunder.

Section 5.     Representations and Warranties.

Grantors represent and warrant as follows:

(a)     Validity. This Agreement creates a valid security interest in the Collateral securing the payment and performance in full of the Secured Obligations. Upon the filing of appropriate UCC financing statements in the filing offices listed on Schedule 5(b), all filings, registrations, recordings and other actions necessary or appropriate to create, preserve, protect and perfect a first priority security interest will have been accomplished and such security interest will be prior to the rights of all other Persons therein and free and clear of any and all Liens, except any Liens created in favor of HC Royalty pursuant to this Agreement and any other Transaction Document to which HC Royalty is a party.

(b)     Authorization, Approval. No authorization, approval, or other action by, and no notice to or filing with, any government or agency of any government or other Person is required either (i) for the grant by Grantors of the security interest granted hereby or for the execution, delivery and performance of this Agreement by Grantors; or (ii) for the perfection of, and the first priority of, the grant of the security interest created hereby or the exercise by HC Royalty of its rights and remedies hereunder, other than in the case of clause (i), the consent of Daiichi Sankyo Company, Limited pursuant to clause 16.1 of the Commercialization Agreement, and in the case of clause (ii), the filing of financing statements in the offices listed on Schedule 5(b).

(c)     Enforceability. This Agreement is the legally valid and binding obligation of Grantors, enforceable against Grantors in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

(d)     Office Locations; Type and Jurisdiction of Organization. The sole place of business, the chief executive office and each office where each Grantor keeps its records regarding the Collateral are, as of the date hereof, located at the locations set forth on Schedule 5(d); each Grantor’s type of organization (e.g., corporation) and jurisdiction of organization are listed on Schedule 5(d).

(e)     Names. Except as set forth on Schedule 5(e), no Grantor (or any predecessor by merger or otherwise) has, within the five (5) year period preceding the date hereof, had a different name from the name listed for such Grantor on the signature pages hereof.

(f)     Ownership of Collateral; No Other Filings. Except for the security interest created by this Agreement, Grantors own the Collateral free and clear of any Lien, except those Liens created in favor of HC Royalty pursuant to any other Transaction Document to which HC Royalty is a party. Each Grantor has the power to transfer and grant a lien and security interest in each item of Collateral upon which it purports to grant a lien or security interest hereunder. Except as such as may have been filed in favor of HC Royalty relating to this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office. No recordation of Licensee’s licensed rights in the subject patents has been made with the United States Patent and Trademark Office.

Section 6.     Further Assurances.

Grantors agree that from time to time, at their expense, Grantors will promptly execute and deliver and will cause to be executed and delivered all further instruments and documents, and will take all further action, that may be necessary, or that HC Royalty may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable HC Royalty to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantors will: (i) deliver such other instruments or notices, in each case, as may be necessary, or as HC Royalty may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby or to enable HC Royalty to exercise and enforce its rights and remedies hereunder with respect to any Collateral, (ii) furnish to HC Royalty reports in connection with the Collateral as HC Royalty may reasonably request, all in reasonable detail, (iii) appear in and defend any action or proceeding that may affect Grantors’ title to or HC Royalty’s security interest in all or any part of the Collateral, and (iv) use commercially reasonable efforts to obtain any necessary consents of third parties to the assignment and perfection of a security interest to HC Royalty with respect to any Collateral. Grantors hereby authorize HC Royalty to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral.

Grantors agree to furnish HC Royalty promptly upon reasonable request by HC Royalty, with any information that is requested by HC Royalty in order to complete such financing statements, continuation statements, or amendments thereto.

Section 7.     Certain Covenants of Grantors.

Grantors shall:

(a)     not use or permit any Collateral to be used unlawfully or in violation of any provision of the Transaction Documents or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b)     give HC Royalty twenty (20) Business Days’ prior written notice of any change in any Grantor’s name, identity or corporate structure or reincorporation, reorganization, or taking of any other action that results in a change of the jurisdiction of organization of any Grantor;

(c)     give HC Royalty twenty (20) Business Days’ prior written notice of any change in any Grantor’s sole place of business, chief executive office or the office where any Grantor keeps its records regarding the Collateral or a reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of any Grantor; and

(d)     pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being diligently contested in good faith and the applicable Grantor maintains reserves appropriate therefor under the generally accepted accounting principles used by such Grantor in the preparation of its financial statements; provided that Grantors shall in any event pay such taxes, assessments, charges, levies or claims not later than three (3) Business Days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Grantors or any of the Collateral as a result of the failure to make such payment.

Section 8.     Special Covenants With Respect to the Collateral.

(a)     Each Grantor shall:

(i)     diligently keep reasonable records respecting the Collateral and at all times keep at least one (1) complete set of its records concerning such Collateral at its chief executive office or principal place of business;

(ii)     not create, incur, assume or cause to exist any Lien on any property included within the definition of Collateral except any Liens created in favor of HC Royalty pursuant to this Agreement and any other Transaction Document to which HC Royalty is a party; and

(iii)     not Transfer, or agree to Transfer, any Collateral.

(b)     Grantors shall, concurrently with the execution and delivery of this Agreement, execute and deliver to HC Royalty five (5) originals of a Special Power of Attorney in the form of Exhibit I annexed hereto for execution of an assignment of the Collateral to HC Royalty, or the implementation of the sale or other disposition of the Collateral pursuant to HC Royalty’s good faith exercise of the rights and remedies granted hereunder; provided, however, HC Royalty agrees that it will not exercise its rights under such Special Power of Attorney unless a default under one or more of the Transaction Documents has occurred and is continuing.

(c)     Grantors further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to HC Royalty, that HC Royalty has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against Grantors, and Grantors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants (other than any such defense based on the assertion that Grantors had performed and is performing such covenant(s)).

Section 9.     Deposit Account Control Agreement.

HC Royalty, Grantors and the account bank shall on the Closing Date enter into a deposit account control agreement in a form and substance reasonably acceptable to HC Royalty providing that upon any default under the Transaction Documents HC Royalty shall have a right to instruct the account bank with respect to the disposition of funds in the Seller Deposit Account in order to receive the Royalty Interest and to perfect HC Royalty’s interest in the Seller Deposit Account by “control” within the meaning of the UCC.

Section 10.     Standard of Care.

The powers conferred on HC Royalty hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of good faith and of reasonable care in the accounting for moneys actually received by HC Royalty hereunder, HC Royalty shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. HC Royalty shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which HC Royalty accords its own property.

Section 11.     Remedies Upon Default.

(a)     If, and only if, any default under one or more of the Transaction Documents shall have occurred and be continuing, HC Royalty may, in good faith, exercise in respect of the Collateral (I) all rights and remedies provided for herein, under the Royalty Interest Acquisition Agreement or otherwise available to it, and (II) all the rights and remedies of a secured party on default under the Uniform Commercial Code, in all relevant jurisdictions.

(b)     Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of a default under one or more of the Transaction Documents, HC Royalty shall have the right (but not the obligation) to bring suit, in the name of Grantors, HC Royalty or otherwise, to enforce any Collateral, in which event Grantors shall, at the request of HC Royalty, do any and all lawful acts and execute any and all documents required by HC Royalty in aid of such enforcement. Grantors shall promptly, upon demand, reimburse and indemnify HC Royalty as provided in Section 13 hereof in connection with the exercise of its rights under this Section 11.

Section 12.     Application of Proceeds.

Except as expressly provided elsewhere in this Agreement, all proceeds received by HC Royalty in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in good faith to satisfy (to the extent of the net proceeds received by HC Royalty) such item or part of the Secured Obligations as HC Royalty may designate.

Section 13.     Expenses.

(a)     Grantors agree to pay to HC Royalty upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that HC Royalty may reasonably and actually incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of HC Royalty hereunder, or (iii) the failure by Grantors to perform or observe any of the provisions hereof.

(b)     The obligations of Grantors in this Section 13 shall survive the termination of this Agreement and the discharge of Grantors’ other obligations under this Agreement and the Royalty Interest Acquisition Agreement.

Section 14.     Continuing Security Interest; Termination.

This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until termination of the Royalty Interest Acquisition Agreement in accordance with Section 7.01(b) thereof, (ii) be binding upon each Grantor and its respective successors and assigns, and (iii) inure, together with the rights and remedies of HC Royalty hereunder, to the benefit of HC Royalty and its successors, transferees and assigns. Upon termination of the Royalty Interest Acquisition Agreement in accordance with Section 7.01(b) thereof, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors and HC Royalty shall, at the expense of the Grantors, execute such instruments of release and otherwise take such actions, or permit the Grantors to take such actions, as the Grantors may reasonably request to release the Collateral from the security interest granted hereby.

Section 15.     Amendments.

(a)     This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of all Parties and the approval of such amendment, change or modification by Australian counsel to HC Royalty. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the Party against whom such waiver is sought to be enforced.

(b)     No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)     No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

Section 16.     Notices.

All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in accordance with Section 8.02 of the Royalty Interest Acquisition Agreement.

Section 17.     Severability.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 18.     Headings and Captions.

The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 19.     Governing Law; Jurisdiction.

(a)     This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, USA without giving effect to the principles of conflicts of law thereof (other than Section 5-1401 of the General Obligations Law of the State of New York). Each Party unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of New York, USA located in the County of New York and the Federal district court for the Southern District of New York located in the County of New York with respect to any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document.

(b)     Each Party hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (a) above of this Section 19 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a Party to serve process on the other Party in any other manner permitted by law.

Section 20.     Waiver of Jury Trial.

Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to this agreement or the transactions contemplated under this agreement (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

Section 21.     Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by .pdf signature and such .pdf signature shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

Aviragen Therapeutics, Inc.

By: ___________________________________________
Name:
Title:

Biota Scientific Management Pty. Ltd.

By: ___________________________________________
Name:
Title:

By: ___________________________________________
Name:
Title:

BIOTA HOLDINGS PTY LTD

By: ___________________________________________
Name:
Title:

By: ___________________________________________
Name:
Title:

[Signature Page to Protective Rights Agreement]

HealthCare Royalty Partners III, L.P. By: HealthCare Royalty GP III, LLC, its general partner By:______________________________________ Name: Title:

SCHEDULE 5(b)
TO
PROTECTIVE RIGHTS AGREEMENT

Filing Offices

UCC:

Secretary of State of the State of Delaware

Fulton County, Georgia

Recorder of Deeds of the District of Columbia

PPSR:

The Personal Property Securities Register ("PPSR"), maintained by:

Australian Financial Security Authority

GPO Box 1550

Adelaide SA 5001

Australia

SCHEDULE 5(d)
TO
PROTECTIVE RIGHTS AGREEMENT
Office Locations, Type and Jurisdiction of Organization

A.	AVIRAGEN THERAPEUTICS, INC.

Sole Place of Business and Chief Executive Office of Grantor:

Aviragen Therapeutics, Inc.

2500 Northwinds Parkway

Suite 100

Alpharetta, GA 30009

Addresses of the Properties at which Grantor Maintains Records Relating to the Collateral:

Aviragen Therapeutics, Inc.

2500 Northwinds Parkway

Suite 100

Alpharetta, GA 30009

Jurisdiction of Organization:

Delaware

Type of Organization:

Corporation

B.	BIOTA HOLDINGS PTY LTD

Sole Place of Business and Chief Executive Office of Grantor:

Unit 10

585 Blackburn Road

Notting Hill, VIC 3168

Australia

Addresses of the Properties at which Grantor Maintains Records Relating to the Collateral:

2500 Northwinds Parkway

Suite 100

Alpharetta, GA 30009

Jurisdiction of Organization:

Victoria, Australia

Type of Organization:

A registered Australian proprietary company limited by shares.

C.	BIOTA SCIENTIFIC MANAGEMENT PTY. LTD.

Sole Place of Business and Chief Executive Office of Grantor:

Unit 10

585 Blackburn Road

Notting Hill, VIC 3168

Australia

Addresses of the Properties at which Grantor Maintains Records Relating to the Collateral:

2500 Northwinds Parkway

Suite 100

Alpharetta, GA 30009

Jurisdiction of Organization:

Victoria, Australia

Type of Organization:

A registered Australian proprietary company limited by shares.

SCHEDULE 5(e)
TO
PROTECTIVE RIGHTS AGREEMENT

Name Changes

1)	On November 7, 2012, “Nabi Biopharmaceuticals” changed its name to “Biota Pharmaceuticals, Inc.”

2)	On February 13, 2015, “Biota Holdings Limited” changed its name to “Biota Holdings Pty Ltd”

3)	On April 11, 2016, “Biota Pharmaceuticals, Inc.” changed its name to “Aviragen Therapeutics, Inc.”

EXHIBIT I TO
PROTECTIVE RIGHTS AGREEMENT

SPECIAL POWER OF ATTORNEY

STATE OF ______________________	)
	)	ss.:
COUNTY OF ____________________	)

KNOW ALL MEN BY THESE PRESENTS, that each of Aviragen Therapeutics, Inc. (formerly known as Biota Pharmaceuticals, Inc.) (“Aviragen”), Biota Holdings Pty Ltd (formerly known as Biota Holdings Limited) (“BHPL”), Biota Scientific Management Pty. Ltd. (“BSM” and, together with Aviragen and BHPL, “Grantors”), hereby appoints and constitutes HEALTHCARE ROYALTY PARTNERS III, L.P. (“HC Royalty”) and each of its successors and assignees, its true and lawful attorney, with full power of substitution and with full power and authority to perform the following acts on behalf of Grantor upon any default under the Transaction Documents that is continuing (a) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper constituting Collateral in connection with clause (a) above, (c) to file any claims or take any action or institute any proceedings that HC Royalty may in its good faith sole discretion deem necessary or desirable for the collection of any of the Collateral, (d) to pay or discharge taxes or liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by HC Royalty in its reasonable commercial judgment, any such payments made by HC Royalty to become obligations of Grantors to HC Royalty, due and payable immediately without demand, and (e) to sign and endorse any invoices, drafts against debtors, verifications, notices and other documents relating to the Collateral.

This Power of Attorney is made pursuant to a Protective Rights Agreement, dated as of April 22, 2016 between Grantors and HC Royalty (the “Protective Rights Agreement”) and is subject to the terms and provisions thereof. Terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Protective Rights Agreement. This Power of Attorney, being coupled with an interest, is irrevocable until the termination of the Protective Rights Agreement in accordance with Section 14 thereof.

Date: __________

AVIRAGEN THERAPEUTICS, INC. By: ___________________________________________ Name: Title:
Biota Scientific Management Pty. Ltd. By: ___________________________________________ Name: Title: By: ___________________________________________ Name: Title:
BIOTA HOLDINGS PTY LTD By: ___________________________________________ Name: Title: By: ___________________________________________ Name: Title:

[Signature Page to Special Power of Attorney]